Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523‑7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS THIRD QUARTER RESULTS

Richmond, Va., October 17, 2019 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (Nasdaq: AUB) today reported net income of $53.2 million and earnings per share of $0.65 for its third quarter ended September 30, 2019. Net operating earnings(1) were $56.1 million and operating earnings per share(1) were $0.69  for its third quarter ended September 30, 2019; these operating results exclude $1.9 million in after-tax merger and $895,000 in after-tax rebranding-related costs.

Net income was $137.7 million and earnings per share were $1.72 for the nine months ended September 30, 2019. Net operating earnings(1) were $163.7 million and operating earnings per share(1) were $2.04 for the nine months ended September 30, 2019; these operating results exclude $21.6 million in after-tax merger and $4.4 million in after-tax rebranding-related costs but include after tax losses from discontinued operations of $128,000 and approximately $1.0 million in after-tax expenses related to branch closure costs.

“Atlantic Union delivered solid financial results in the third quarter despite the challenges of the current interest rate environment,” said John C. Asbury, President and Chief Executive Officer for the Company. “As in the first and second quarters of 2019, third quarter results were noisy as we worked toward completing the Access National Bank integration work and our rebranding efforts and took strategic actions that impacted our reported quarterly financial results such as repositioning the balance sheet for lower interest rates.  Nevertheless, the Company continues to perform well and remains committed to deliver on our previously communicated financial performance targets.

“October marks my three-year anniversary of having joined the Company and the considerable enthusiasm and optimism I felt walking in the door is now greater still. It has been an exciting transformation we have experienced, and continue to experience. The future looks bright for Atlantic Union as we set out to execute the next phase of our strategic plan.”

Select highlights for the third quarter of 2019

•	Notable activity during the third quarter:
o

The Company received approximately $9.3 million in life insurance proceeds during the quarter related to a Xenith-acquired loan that had been charged off prior to the Company’s acquisition of Xenith Bankshares, Inc. (“Xenith”) which was recorded in non-interest income.

o	The Company recorded a gain on the sale of investment securities of approximately $7.1 million during the quarter.
o

The Company paid off $140.0 million in FHLB advances and terminated the related cash flow hedges which resulted in the recognition of approximately $16.4 million in loss on debt extinguishment recorded in non-interest expense.

•	Performance metrics
o	Return on Average Assets (“ROA”) was 1.23% compared to 1.15% in the second quarter of 2019. Operating ROA(1) was 1.29% compared to 1.35% in the second quarter of 2019.
o	Return on Average Equity (“ROE”) was 8.35% compared to 7.86% in the second quarter of 2019. Operating ROE(1) was 8.80% compared to 9.20% in the second quarter of 2019.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results

o	Operating ROTCE(1) was 15.64% compared to 16.58% in the second quarter of 2019.
o

Efficiency ratio improved to 60.47% from 62.43% in the second quarter of 2019. Operating efficiency ratio (FTE)(1) increased to 55.12% from 52.46% in the second quarter of 2019. The notable transactions discussed above had a negative impact on the efficiency ratio by approximately 430 basis points.

NET INTEREST INCOME

For the third quarter of 2019, net interest income was $136.6 million, a decrease of $2.0 million from the second quarter of 2019. Net interest income (FTE)(1) was $139.4 million in the third quarter of 2019, a decrease of $2.1 million from the second quarter of 2019. The decreases in both net interest income and net interest income (FTE) were primarily driven by $2.7 million lower acquisition accounting accretion income during the three months ended September 30, 2019 compared to the three months ended June 30, 2019. The third quarter net interest margin decreased 14 basis points to 3.57% from 3.71% in the previous quarter, while the net interest margin (FTE)(1) decreased 14 basis points to 3.64% from 3.78% during the same periods. The decreases in the net interest margin and net interest margin (FTE) were principally due to a 19 basis point decrease in the yield on earning assets, partially offset by a 5 basis point decrease in the cost of funds.

The Company’s net interest margin (FTE) includes the impact of acquisition accounting fair value adjustments. During the third quarter of 2019, net accretion related to acquisition accounting decreased $2.7 million from the prior quarter to $5.1 million for the quarter ended September 30, 2019. The second and third quarters of 2019, and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

		Deposit
	Loan	Accretion	Borrowings
	Accretion	(Amortization)	Amortization	Total
For the quarter ended June 30, 2019	$7,659	213	(70)	$7,802
For the quarter ended September 30, 2019	5,018	179	(97)	5,100
For the remaining three months of 2019 (estimated)	4,596	149	(123)	4,622
For the years ending (estimated):
2020	16,737	132	(633)	16,236
2021	11,914	14	(807)	11,121
2022	9,560	(43)	(829)	8,688
2023	6,777	(32)	(852)	5,893
2024	4,973	(4)	(877)	4,092
Thereafter	18,176	(1)	(10,773)	7,402

ASSET QUALITY/LOAN LOSS PROVISION

Overview

During the third quarter of 2019, the Company experienced increases in nonperforming assets (“NPA”) and past due loan levels as a percentage of total loans from the prior quarter.  Net charge-off levels increased from the second quarter of 2019 and were primarily related to the consumer loan portfolio and a construction and land development loan; as a result, and due to loan growth, the provision for loan losses increased from the second quarter of 2019.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $89.7 million  (net of fair value mark of $24.0 million) at September 30, 2019.

(1)	For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results

Nonperforming Assets

At September 30, 2019, NPAs totaled $36.4 million, an increase of $2.4 million, or 7.2%, from June 30, 2019 and an increase of $1.5 million, or 4.3%, from September 30, 2018. The increase in NPAs was primarily driven by the addition of a construction and land development loan.

NPAs as a percentage of total outstanding loans at September 30, 2019 were 0.30%, an increase of 2 basis points from 0.28% at June 30, 2019 and a decline of 7 basis points from 0.37% at September 30, 2018. As the Company’s NPAs have been at or near historic lows over the last several quarters, certain changes from quarter to quarter might stand out in comparison to one another but do not have a significant impact on the Company’s overall asset quality position.

The following table shows a summary of nonperforming asset balances at the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Nonaccrual loans	$30,032	$27,462	$24,841	$26,953	$28,110
Foreclosed properties	6,385	6,506	7,353	6,722	6,800
Total nonperforming assets	$36,417	$33,968	$32,194	$33,675	$34,910

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Beginning Balance	$27,462	$24,841	$26,953	$28,110	$25,662
Net customer payments	(3,612)	(3,108)	(2,314)	(3,077)	(2,459)
Additions	8,327	6,321	3,297	4,659	6,268
Charge-offs	(884)	(592)	(1,626)	(2,069)	(1,137)
Loans returning to accruing status	(1,103)	—	(952)	(420)	(70)
Transfers to foreclosed property	(158)	—	(517)	(250)	(154)
Ending Balance	$30,032	$27,462	$24,841	$26,953	$28,110

The following table shows the activity in foreclosed properties for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Beginning Balance	$6,506	$7,353	$6,722	$6,800	$7,241
Additions of foreclosed property	645	271	900	432	165
Valuation adjustments	(62)	(433)	(51)	(140)	(42)
Proceeds from sales	(737)	(638)	(171)	(286)	(889)
Gains (losses) from sales	33	(47)	(47)	(84)	325
Ending Balance	$6,385	$6,506	$7,353	$6,722	$6,800

Past Due Loans

Past due loans still accruing interest totaled $55.1 million or 0.45% of total loans held for investment at September 30, 2019 compared to $43.1 million or 0.35% of total loans held for investment at June 30, 2019, and $46.6 million or 0.49% of total loans held for investment at September 30, 2018.  Subsequent to quarter-end, approximately $12.0 million of the accruing past due loans became current. Of the total past due loans still accruing interest $12.0 million or 0.10% of total loans held for investment were loans past due 90 days or more at September 30, 2019, compared to $8.8 million or 0.07% of total loans held for investment at June 30, 2019, and $9.5 million or 0.10% of total loans held for investment at September 30, 2018.

Net Charge-offs

For the third quarter of 2019, net charge-offs were $7.7 million or 0.25% of total average loans on an annualized basis, compared to $4.3 million or 0.14%, for the prior quarter, and $3.2 million or 0.13%, for the third quarter of 2018. The majority of net charge-offs in the third quarter of 2019 were related to consumer loans and a construction and land development loan. On a year to date basis, net charge-offs were $16.2 million, or 0.18% of total average loans on an annualized basis.

Provision for Loan Losses

The provision  for loan losses for the third quarter of 2019 was $9.1 million, an increase of $3.2 million compared to the previous quarter and an increase of $6.0 million compared to the third quarter of 2018. The increase in the provision for loan losses from the previous quarter and prior year was primarily due to an increase in net charge-offs and loan growth.

Allowance for Loan Losses (“ALL”)

The ALL increased $1.4 million from June 30, 2019 to $43.8 million at September 30, 2019, primarily due to loan growth during the quarter. The ALL as a percentage of the total loan portfolio was  0.36% at September 30, 2019, 0.35% at June 30, 2019, and 0.44% at September 30, 2018.

The ratio of the ALL to nonaccrual loans was 145.9% at September 30, 2019, compared to 154.6% at June 30, 2019 and 146.9% at September 30, 2018.  The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income increased $17.5 million to $48.1 million for the quarter ended September 30, 2019 from $30.6 million in the prior quarter primarily driven by approximately $9.3 million in life insurance proceeds received during the quarter related to a Xenith-acquired loan that had been charged off prior to the Company’s acquisition of Xenith and a gain on sale of investment securities of approximately $7.1 million recorded during the quarter. In addition, loan related interest rate swap income increased $1.8 million and mortgage banking income increased approximately $600,000 from the prior quarter.  Partially offsetting these increases was a decline of $3.5 million in net interchange income primarily due to reduced debit card interchange transaction fees as a result of the Durbin Amendment which was effective for the Company on July 1, 2019.

NONINTEREST EXPENSE

Noninterest expense increased $6.1 million to $111.7 million for the quarter ended September 30, 2019 from $105.6 million in the prior quarter. Excluding merger-related costs, amortization of intangible assets, and rebranding-related costs, operating noninterest expense(1) increased $13.1 million, or 14.5%, in the third quarter of 2019, to $103.4 million when compared to the second quarter of 2019. The increase in operating noninterest expense was primarily due to the recognition of approximately $16.4 million loss on debt extinguishment resulting from the repayment of approximately $140.0 million in FHLB advances and the termination of the related cash flow hedges.  In addition, third quarter operating noninterest expense included approximately $309,000 in OREO valuation adjustments driven by updated appraisals received during the quarter, $275,000 in recruiting costs related to the new equipment finance division, $1.0 million in support of a community development initiative as well as an FDIC small bank assessment expense credit of approximately $2.4 million as the deposit insurance fund reserve ratio exceeded 1.38% in the second quarter.

(1) For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results

INCOME TAXES

The effective tax rate for the three months ended September 30, 2019 was 16.8% compared to 16.0% for the three months ended June 30, 2019. The increase in the effective tax rate as compared to the previous quarter was  primarily due to the lower proportion of tax-exempt income to pre-tax income.

BALANCE SHEET

At September 30, 2019, total assets were $17.4 billion, an increase of $281.7 million, or approximately 6.6% (annualized), from June 30, 2019, primarily due to higher cash and cash equivalent balances and loan growth during the third quarter of 2019.

At September 30, 2019, loans held for investment (net of deferred fees and costs) were $12.3 billion, an increase of $86.5 million, or 2.8% (annualized), from June 30, 2019, while average loans increased $155.3 million, or 5.1% (annualized), from the prior quarter.

At September 30, 2019, total deposits were $13.0 billion, an increase of $529.2 million, or approximately 16.9% (annualized), from June 30, 2019, while average deposits increased $358.5 million, or 11.5% (annualized), from prior quarter.

The following table shows the Company’s capital ratios at the quarters ended:

	September 30,	December 31,	September 30,
	2019	2018	2018
Common equity Tier 1 capital ratio (2)	10.48%	9.93%	9.92%
Tier 1 capital ratio (2)	10.48%	11.09%	11.12%
Total capital ratio (2)	12.93%	12.88%	12.97%
Leverage ratio (Tier 1 capital to average assets) (2)	8.94%	9.71%	9.89%
Common equity to total assets	14.48%	13.98%	14.06%
Tangible common equity to tangible assets (1)	9.23%	8.84%	8.74%

(1)	For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results
(2)	All ratios at September 30, 2019 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

During the third quarter of 2019, the Company declared and paid cash dividends of $0.25 per common share, an increase of $0.02, or 8.7%, compared to both the second quarter of 2019 and third quarter of 2018. On July 10, 2019, the Company announced that its Board of Directors has authorized a share repurchase program to purchase up to $150 million of the Company’s common stock through June 30, 2021 in open market transactions or privately negotiated transactions. As of September 30, 2019, authority remained to repurchase approximately $115 million of the Company’s common stock.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 149 branches and approximately 170 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, and investment advisory products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour, & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

THIRD QUARTER 2019 EARNINGS RELEASE CONFERENCE CALL

Atlantic Union Bank will hold a conference call on Thursday,  October 17th, 2019 at 9:00 a.m. Eastern Daylight Time during which management will review the third quarter 2019 financial results and provide an update on recent activities. Interested parties may participate in the call toll-free by dialing (877) 668‑4908; international callers wishing to participate may do so by dialing (973) 453‑3058. The conference ID number is 8187156.

NON-GAAP FINANCIAL MEASURES

In reporting the results of the quarter and nine months ended September 30, 2019, the Company has provided supplemental performance measures on a tax-equivalent, tangible, or operating basis.  These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP.  In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies.  The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance.

The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance.  For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements.  Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to:

•	changes in interest rates;
•

general economic and financial market conditions in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, and slowdowns in economic growth,

•	the Company’s ability to manage its growth or implement its growth strategy;
•	the introduction of new lines of business or new products and services;
•

the possibility that any of the anticipated benefits of the acquisition of Access will not be realized or will not be realized within the expected time period, the expected revenue synergies and cost savings from the acquisition may not be fully realized or realized within the expected time frame, revenues following the acquisition may be lower than expected, or customer and employee relationships and business operations may be disrupted by the acquisition;

•	the Company’s ability to recruit and retain key employees;
•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets;
•	real estate values in the Bank’s lending area;
•	an insufficient allowance for loan losses;
•	the quality or composition of the loan or investment portfolios;
•	concentrations of loans secured by real estate, particularly commercial real estate;
•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk;
•	demand for loan products and financial services in the Company’s market area;
•	the Company’s ability to compete in the market for financial services;
•	technological risks and developments, and cyber threats, attacks, or events;
•	performance by the Company’s counterparties or vendors;
•	deposit flows;
•	the availability of financing and the terms thereof;
•	the level of prepayments on loans and mortgage-backed securities;
•	legislative or regulatory changes and requirements;
•	the effects of changes in federal, state or local tax laws and regulations;
•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Federal Reserve;
•	changes to applicable accounting principles and guidelines; and

•	other factors, many of which are beyond the control of the Company.

Please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018 and comparable “Risk Factors” sections of the Company’s Quarterly Reports on Form 10‑Q and related disclosures in other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/19	06/30/19	09/30/18	09/30/19	09/30/18
Results of Operations	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$178,345	$181,125	$131,363	$525,122	$388,151
Interest expense	41,744	42,531	25,400	122,379	70,549
Net interest income	136,601	138,594	105,963	402,743	317,602
Provision for credit losses	9,100	5,300	3,340	18,192	9,011
Net interest income after provision for credit losses	127,501	133,294	102,623	384,551	308,591
Noninterest income	48,106	30,578	19,887	103,621	80,752
Noninterest expenses	111,687	105,608	76,349	324,022	263,234
Income before income taxes	63,920	58,264	46,161	164,150	126,109
Income tax expense	10,724	9,356	7,399	26,330	20,973
Income from continuing operations	53,196	48,908	38,762	137,820	105,136
Discontinued operations, net of tax	42	(85)	(565)	(128)	(2,973)
Net income	$53,238	$48,823	$38,197	$137,692	$102,163

Interest earned on earning assets (FTE) (1)	$181,149	$184,045	$133,377	$533,590	$394,011
Net interest income (FTE) (1)	139,405	141,514	107,977	411,211	323,462

Key Ratios
Earnings per common share, diluted	$0.65	$0.59	$0.58	$1.72	$1.55
Return on average assets (ROA)	1.23%	1.15%	1.17%	1.11%	1.05%
Return on average equity (ROE)	8.35%	7.86%	8.06%	7.58%	7.38%
Efficiency ratio	60.47%	62.43%	60.67%	63.99%	66.08%
Net interest margin	3.57%	3.71%	3.69%	3.66%	3.69%
Net interest margin (FTE) (1)	3.64%	3.78%	3.76%	3.74%	3.76%
Yields on earning assets (FTE) (1)	4.73%	4.92%	4.65%	4.85%	4.58%
Cost of interest-bearing liabilities	1.45%	1.50%	1.15%	1.47%	1.05%
Cost of deposits	0.95%	0.93%	0.65%	0.92%	0.56%
Cost of funds	1.09%	1.14%	0.89%	1.11%	0.82%

Operating Measures (4)
Net operating earnings	$56,057	$57,089	$39,326	$163,665	$132,065
Operating earnings per share, diluted	$0.69	$0.70	$0.60	$2.04	$2.01
Operating ROA	1.29%	1.35%	1.21%	1.32%	1.35%
Operating ROE	8.80%	9.20%	8.30%	9.01%	9.54%
Operating ROTCE (2) (3)	15.64%	16.58%	15.13%	16.18%	17.41%
Operating efficiency ratio (FTE) (1)(6)	55.12%	52.46%	58.59%	53.92%	55.87%

Per Share Data
Earnings per common share, basic	$0.65	$0.59	$0.58	$1.72	$1.55
Earnings per common share, diluted	0.65	0.59	0.58	1.72	1.55
Cash dividends paid per common share	0.25	0.23	0.23	0.71	0.65
Market value per share	37.25	35.33	38.53	37.25	38.53
Book value per common share	31.29	30.78	28.68	31.29	28.68
Tangible book value per common share (2)	18.80	18.36	16.79	18.80	16.79
Price to earnings ratio, diluted	14.44	14.93	16.74	16.20	18.59
Price to book value per common share ratio	1.19	1.15	1.34	1.19	1.34
Price to tangible book value per common share ratio (2)	1.98	1.92	2.29	1.98	2.29
Weighted average common shares outstanding, basic	81,769,193	82,062,585	65,974,702	80,120,725	65,817,668
Weighted average common shares outstanding, diluted	81,832,868	82,125,194	66,013,152	80,183,113	65,873,202
Common shares outstanding at end of period	81,147,896	82,086,736	65,982,669	81,147,896	65,982,669

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/19	06/30/19	09/30/18	09/30/19	09/30/18
Capital Ratios	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (5)	10.48%	10.53%	9.92%	10.48%	9.92%
Tier 1 capital ratio (5)	10.48%	10.53%	11.12%	10.48%	11.12%
Total capital ratio (5)	12.93%	13.00%	12.97%	12.93%	12.97%
Leverage ratio (Tier 1 capital to average assets) (5)	8.94%	9.00%	9.89%	8.94%	9.89%
Common equity to total assets	14.48%	14.64%	14.06%	14.48%	14.06%
Tangible common equity to tangible assets (2)	9.23%	9.28%	8.74%	9.23%	8.74%

Financial Condition
Assets	$17,441,035	$17,159,384	$13,371,742	$17,441,035	$13,371,742
Loans held for investment	12,306,997	12,220,514	9,411,598	12,306,997	9,411,598
Securities	2,607,748	2,703,856	2,258,239	2,607,748	2,258,239
Earning Assets	15,365,753	15,140,370	11,808,717	15,365,753	11,808,717
Goodwill	929,815	930,449	727,699	929,815	727,699
Amortizable intangibles, net	78,241	82,976	51,563	78,241	51,563
Deposits	13,044,712	12,515,544	9,834,695	13,044,712	9,834,695
Borrowings	1,549,181	1,909,171	1,554,642	1,549,181	1,554,642
Stockholders' equity	2,525,031	2,512,295	1,880,029	2,525,031	1,880,029
Tangible common equity (2)	1,516,975	1,498,870	1,100,767	1,516,975	1,100,767

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,201,149	$1,267,712	$1,178,054	$1,201,149	$1,178,054
Commercial real estate - owner occupied	1,979,052	1,966,776	1,283,125	1,979,052	1,283,125
Commercial real estate - non-owner occupied	3,198,580	3,104,823	2,427,251	3,198,580	2,427,251
Multifamily real estate	659,946	602,115	542,662	659,946	542,662
Commercial & Industrial	2,058,133	2,032,799	1,154,583	2,058,133	1,154,583
Residential 1-4 Family - Commercial	721,185	723,636	646,581	721,185	646,581
Residential 1-4 Family - Consumer	913,245	928,130	684,945	913,245	684,945
Auto	328,456	311,858	306,196	328,456	306,196
HELOC	660,963	660,621	612,116	660,963	612,116
Consumer	386,848	383,653	345,320	386,848	345,320
Other Commercial	199,440	238,391	230,765	199,440	230,765
Total loans held for investment	$12,306,997	$12,220,514	$9,411,598	$12,306,997	$9,411,598

Deposits
NOW accounts	$2,515,777	$2,552,159	$2,205,262	$2,515,777	$2,205,262
Money market accounts	3,737,426	3,592,523	2,704,480	3,737,426	2,704,480
Savings accounts	739,505	749,472	635,788	739,505	635,788
Time deposits of $250,000 and over	717,090	579,786	324,253	717,090	324,253
Other time deposits	2,179,740	2,026,708	1,775,025	2,179,740	1,775,025
Time deposits	2,896,830	2,606,494	2,099,278	2,896,830	2,099,278
Total interest-bearing deposits	$9,889,538	$9,500,648	$7,644,808	$9,889,538	$7,644,808
Demand deposits	3,155,174	3,014,896	2,189,887	3,155,174	2,189,887
Total deposits	$13,044,712	$12,515,544	$9,834,695	$13,044,712	$9,834,695

Averages
Assets	$17,203,328	$16,997,531	$12,947,352	$16,639,041	$13,061,453
Loans held for investment	12,240,254	12,084,961	9,297,213	11,821,612	9,594,094
Loans held for sale	75,558	47,061	23,892	46,095	28,151
Securities	2,660,270	2,738,528	1,966,010	2,681,463	1,720,978
Earning assets	15,191,792	15,002,726	11,383,320	14,700,019	11,506,200
Deposits	12,812,211	12,453,702	9,803,475	12,250,199	9,638,698
Time deposits	2,769,574	2,562,498	2,079,686	2,554,058	2,076,321
Interest-bearing deposits	9,803,624	9,555,093	7,635,710	9,408,182	7,559,053
Borrowings	1,623,681	1,847,325	1,155,093	1,753,276	1,460,685
Interest-bearing liabilities	11,427,305	11,402,418	8,790,803	11,161,458	9,019,738
Stockholders' equity	2,528,435	2,490,049	1,880,582	2,429,912	1,851,072
Tangible common equity (2)	1,517,400	1,475,028	1,103,530	1,442,831	1,074,303

		As of & For Three Months Ended			As of & For Nine Months Ended
		09/30/19	06/30/19	09/30/18	09/30/19	09/30/18
Asset Quality		(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Allowance for Loan Losses (ALL)
Beginning balance		$42,463	$40,827	$41,270	$41,045	$38,208
Add: Recoveries		1,574	1,670	1,401	4,940	4,082
Less: Charge-offs		9,317	5,934	4,560	21,190	10,099
Add: Provision for loan losses		9,100	5,900	3,100	19,025	9,284
Add: Provision for loan losses included in discontinued operations		—	—	83	—	(181)
Ending balance		$43,820	$42,463	$41,294	$43,820	$41,294

ALL / total outstanding loans		0.36%	0.35%	0.44%	0.36%	0.44%
Net charge-offs / total average loans		0.25%	0.14%	0.13%	0.18%	0.08%
Provision / total average loans		0.29%	0.20%	0.13%	0.22%	0.13%
	`
Total PCI loans, net of fair value mark		$89,735	$101,301	$94,746	$89,735	$94,746
Remaining fair value mark on purchased performing loans		54,067	58,583	33,428	54,067	33,428

Nonperforming Assets
Construction and land development		$7,785	$5,619	$9,221	$7,785	$9,221
Commercial real estate - owner occupied		5,684	4,062	3,202	5,684	3,202
Commercial real estate - non-owner occupied		381	1,685	1,812	381	1,812
Commercial & Industrial		1,585	1,183	1,404	1,585	1,404
Residential 1-4 Family - Commercial		3,879	4,135	1,956	3,879	1,956
Residential 1-4 Family - Consumer		8,292	8,677	8,535	8,292	8,535
Auto		604	449	525	604	525
HELOC		1,641	1,432	1,273	1,641	1,273
Consumer and all other		181	220	182	181	182
Nonaccrual loans		$30,032	$27,462	$28,110	$30,032	$28,110
Foreclosed property		6,385	6,506	6,800	6,385	6,800
Total nonperforming assets (NPAs)		$36,417	$33,968	$34,910	$36,417	$34,910
Construction and land development		$171	$855	$442	$171	$442
Commercial real estate - owner occupied		2,571	2,540	3,586	2,571	3,586
Commercial real estate - non-owner occupied		36	1,489	—	36	—
Multifamily real estate		1,212	—	—	1,212	—
Commercial & Industrial		265	295	256	265	256
Residential 1-4 Family - Commercial		916	863	378	916	378
Residential 1-4 Family - Consumer		3,815	845	2,543	3,815	2,543
Auto		183	122	211	183	211
HELOC		1,674	658	1,291	1,674	1,291
Consumer and all other		1,193	1,161	825	1,193	825
Loans ≥ 90 days and still accruing		$12,036	$8,828	$9,532	$12,036	$9,532
Total NPAs and loans ≥ 90 days		$48,453	$42,796	$44,442	$48,453	$44,442
NPAs / total outstanding loans		0.30%	0.28%	0.37%	0.30%	0.37%
NPAs / total assets		0.21%	0.20%	0.26%	0.21%	0.26%
ALL / nonaccrual loans		145.91%	154.62%	146.90%	145.91%	146.90%
ALL / nonperforming assets		120.33%	125.01%	118.29%	120.33%	118.29%
Past Due Detail
Construction and land development		$1,062	$2,327	$1,351	$1,062	$1,351
Commercial real estate - owner occupied		4,977	1,707	4,218	4,977	4,218
Commercial real estate - non-owner occupied		5,757	141	492	5,757	492
Multifamily real estate		107	1,218	553	107	553
Commercial & Industrial		2,079	3,223	2,239	2,079	2,239
Residential 1-4 Family - Commercial		1,842	1,622	2,535	1,842	2,535
Residential 1-4 Family - Consumer		1,527	5,969	4,506	1,527	4,506
Auto		1,787	2,120	2,414	1,787	2,414
HELOC		4,965	4,978	4,783	4,965	4,783
Consumer and all other		2,579	2,824	2,640	2,579	2,640
Loans 30-59 days past due		$26,682	$26,129	$25,731	$26,682	$25,731

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/19	06/30/19	09/30/18	09/30/19	9/30/2018
Past Due Detail cont'd	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$351	$318	$1,826	$351	$1,826
Commercial real estate - owner occupied	—	—	539	—	539
Commercial real estate - non-owner occupied	1,878	164	—	1,878	—
Multifamily real estate	164	—	—	164	—
Commercial & Industrial	1,946	1,175	428	1,946	428
Residential 1-4 Family - Commercial	3,081	651	1,892	3,081	1,892
Residential 1-4 Family - Consumer	5,182	2,801	3,793	5,182	3,793
Auto	407	299	299	407	299
HELOC	1,747	1,336	1,392	1,747	1,392
Consumer and all other	1,675	1,423	1,140	1,675	1,140
Loans 60-89 days past due	$16,431	$8,167	$11,309	$16,431	$11,309

Troubled Debt Restructurings
Performing	$15,156	$19,144	$19,854	$15,156	$19,854
Nonperforming	3,582	4,536	8,425	3,582	8,425
Total troubled debt restructurings	$18,738	$23,680	$28,279	$18,738	$28,279

Alternative Performance Measures (non-GAAP)
Net interest income (FTE)
Net interest income (GAAP)	$136,601	$138,594	$105,963	$402,743	$317,602
FTE adjustment	2,804	2,920	2,014	8,468	5,860
Net interest income (FTE) (non-GAAP) (1)	$139,405	$141,514	$107,977	$411,211	$323,462
Average earning assets	15,191,792	15,002,726	11,383,320	14,700,019	11,506,200
Net interest margin	3.57%	3.71%	3.69%	3.66%	3.69%
Net interest margin (FTE) (1)	3.64%	3.78%	3.76%	3.74%	3.76%

Tangible Assets
Ending assets (GAAP)	$17,441,035	$17,159,384	$13,371,742	$17,441,035	$13,371,742
Less: Ending goodwill	929,815	930,449	727,699	929,815	727,699
Less: Ending amortizable intangibles	78,241	82,976	51,563	78,241	51,563
Ending tangible assets (non-GAAP)	$16,432,979	$16,145,959	$12,592,480	$16,432,979	$12,592,480

Tangible Common Equity (2)
Ending equity (GAAP)	$2,525,031	$2,512,295	$1,880,029	$2,525,031	$1,880,029
Less: Ending goodwill	929,815	930,449	727,699	929,815	727,699
Less: Ending amortizable intangibles	78,241	82,976	51,563	78,241	51,563
Ending tangible common equity (non-GAAP)	$1,516,975	$1,498,870	$1,100,767	$1,516,975	$1,100,767

Average equity (GAAP)	$2,528,435	$2,490,049	$1,880,582	$2,429,912	$1,851,072
Less: Average goodwill	930,525	929,455	723,785	906,476	724,940
Less: Average amortizable intangibles	80,510	85,566	53,267	80,605	51,829
Average tangible common equity (non-GAAP)	$1,517,400	$1,475,028	$1,103,530	$1,442,831	$1,074,303

Operating Measures (4)
Net income (GAAP)	$53,238	$48,823	$38,197	$137,692	$102,163
Plus: Merger and rebranding-related costs, net of tax	2,819	8,266	1,129	25,973	29,902
Net operating earnings (non-GAAP)	$56,057	$57,089	$39,326	$163,665	$132,065

Noninterest expense (GAAP)	$111,687	$105,608	$76,349	$324,022	$263,234
Less: Merger Related Costs	2,435	6,371	1,429	26,928	37,414
Less: Rebranding Costs	1,133	4,012	—	5,553	—
Less: Amortization of intangible assets	4,764	4,937	3,490	13,919	9,885
Operating noninterest expense (non-GAAP)	$103,355	$90,288	$71,430	$277,622	$215,935

Net interest income (FTE) (non-GAAP) (1)	$139,405	$141,514	$107,977	$411,211	$323,462

Noninterest income (GAAP)	48,106	30,578	19,887	103,621	80,752

Efficiency ratio	60.47%	62.43%	60.67%	63.99%	66.08%
Operating efficiency ratio (FTE)(6)	55.12%	52.46%	58.59%	53.92%	55.87%

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/19	06/30/19	09/30/18	09/30/19	09/30/18
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating ROTCE (2)(3)
Operating Net Income (non-GAAP)	$56,057	$57,089	$39,326	$163,665	$132,065
Plus: Amortization of intangibles, tax effected	3,764	3,900	2,757	10,996	7,809
Net Income before amortization of intangibles (non-GAAP)	$59,821	$60,989	$42,083	$174,661	$139,874

Average tangible common equity (non-GAAP)	$1,517,400	$1,475,028	$1,103,530	$1,442,831	$1,074,303
Operating return on average tangible common equity (non-GAAP)	15.64%	16.58%	15.13%	16.18%	17.41%

Mortgage Origination Volume
Refinance Volume	$62,230	$27,870	$—	$102,069	$35,599
Construction Volume	3,915	360	—	4,275	13,867
Purchase Volume	78,113	84,225	—	194,445	43,082
Total Mortgage loan originations	$144,258	$112,455	$—	$300,789	$92,548
% of originations that are refinances	43.1%	24.8%	0.00%	33.9%	38.5%

Wealth
Assets under management ("AUM")	$5,451,796	$5,332,203	$3,683,682	$5,451,796	$3,683,682

Other Data
End of period full-time employees	1,946	1,931	1,621	1,946	1,621
Number of full-service branches	149	153	140	149	140
Number of full automatic transaction machines ("ATMs")	169	197	190	169	190

Notable Transactions During the Third Quarter of 2019 (dollars in thousands):	September 30, 2019
	Noninterest income	Noninterest expense
Recovery of an acquired loan charged off prior to being acquired	$9,300	$-
Gain on the sale of investment securities	7,100	-
Prepayment of $140.0 million FHLB advances	-	7,400
Cash flow hedge termination related to the prepayment of FHLB advances	-	9,000
	$16,400	$16,400

(1)

These are non-GAAP financial measures. Net interest income (FTE), which is used in computing net interest margin (FTE) and operating efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(2)

These are non-GAAP financial measures. Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(3)

These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.

In periods prior to December 31, 2018, the Company has not added amortization of intangibles, tax effected to operating net income (non-GAAP) when calculating operating ROTCE. The Company has adjusted its presentation for all periods in this release.

(4)

These are non-GAAP financial measures. Operating measures exclude merger and rebranding-related costs unrelated to the Company’s normal operations. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization’s operations.

(5)	All ratios at September 30, 2019 are estimates and subject to change pending the Company’s filing of its FR Y9‑C. All other periods are presented as filed.
(6)

The operating efficiency ratio (FTE) excludes the amortization of intangible assets and merger-related costs. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this measure is useful to investors as it excludes certain costs resulting from acquisition activity allowing for greater comparability with others in the industry and allowing investors to more clearly see the combined economic results of the organization’s operations.

In prior periods, the Company has not excluded the amortization of intangibles from noninterest expense when calculating the operating efficiency ratio (FTE). The Company has adjusted its presentation for all periods in this release to exclude the amortization of intangibles from noninterest expense.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
ASSETS	(unaudited)	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$218,584	171,441	$166,927	$143,693
Interest-bearing deposits in other banks	370,673	146,514	94,056	130,098
Federal funds sold	2,663	2,523	216	8,421
Total cash and cash equivalents	591,920	320,478	261,199	282,212
Securities available for sale, at fair value	1,918,859	1,999,494	1,774,821	1,883,141
Securities held to maturity, at carrying value	556,579	558,503	492,272	235,333
Marketable equity securities, at fair value	—	—	—	27,375
Restricted stock, at cost	132,310	145,859	124,602	112,390
Loans held for sale, at fair value	72,208	62,908	—	—
Loans held for investment, net of deferred fees and costs	12,306,997	12,220,514	9,716,207	9,411,598
Less allowance for loan losses	43,820	42,463	41,045	41,294
Total loans held for investment, net	12,263,177	12,178,051	9,675,162	9,370,304
Premises and equipment, net	168,122	168,514	146,967	155,001
Goodwill	929,815	930,449	727,168	727,699
Amortizable intangibles, net	78,241	82,976	48,685	51,563
Bank owned life insurance	320,779	318,734	263,034	261,874
Other assets	408,162	392,454	250,210	262,716
Assets of discontinued operations	863	964	1,479	2,134
Total assets	$17,441,035	17,159,384	$13,765,599	$13,371,742
LIABILITIES
Noninterest-bearing demand deposits	$3,155,174	3,014,896	$2,094,607	$2,189,887
Interest-bearing deposits	9,889,538	9,500,648	7,876,353	7,644,808
Total deposits	13,044,712	12,515,544	9,970,960	9,834,695
Securities sold under agreements to repurchase	67,260	70,870	39,197	40,624
Other short-term borrowings	344,600	618,050	1,048,600	1,016,250
Long-term borrowings	1,137,321	1,220,251	668,481	497,768
Other liabilities	321,348	221,353	112,093	99,757
Liabilities of discontinued operations	763	1,021	1,687	2,619
Total liabilities	14,916,004	14,647,089	11,841,018	11,491,713
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized of 200,000,000 at both September 30, 2019 and June 30, 2019, and 100,000,000 at both December 31, 2018 and September 30, 2018, respectively; shares issued and outstanding of 81,147,896 at September 30, 2019, 82,086,736 at June 30, 2019, 65,977,149 at December 31, 2018, and 65,982,669 at September 30, 2018.	107,330	108,560	87,250	87,192
Additional paid-in capital	1,831,667	1,862,716	1,380,259	1,378,940
Retained earnings	545,665	512,952	467,345	438,513
Accumulated other comprehensive income (loss)	40,369	28,067	(10,273)	(24,616)
Total stockholders' equity	2,525,031	2,512,295	1,924,581	1,880,029
Total liabilities and stockholders' equity	$17,441,035	17,159,384	$13,765,599	$13,371,742

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest and dividend income:
Interest and fees on loans	$156,651	$158,838	$115,817	$459,603	$348,009
Interest on deposits in other banks	1,030	544	492	2,047	1,815
Interest and dividends on securities:
Taxable	12,625	13,353	10,145	39,059	25,229
Nontaxable	8,039	8,390	4,909	24,413	13,098
Total interest and dividend income	178,345	181,125	131,363	525,122	388,151
Interest expense:
Interest on deposits	30,849	28,809	15,928	84,088	40,187
Interest on short-term borrowings	2,200	5,563	3,379	14,313	12,794
Interest on long-term borrowings	8,695	8,159	6,093	23,978	17,568
Total interest expense	41,744	42,531	25,400	122,379	70,549
Net interest income	136,601	138,594	105,963	402,743	317,602
Provision for credit losses	9,100	5,300	3,340	18,192	9,011
Net interest income after provision for credit losses	127,501	133,294	102,623	384,551	308,591
Noninterest income:
Service charges on deposit accounts	7,675	7,499	6,483	22,331	18,566
Other service charges and fees	1,513	1,702	1,625	4,879	4,137
Interchange fees, net	2,108	5,612	4,882	12,765	14,163
Fiduciary and asset management fees	6,082	5,698	4,411	16,834	11,507
Mortgage banking income, net	3,374	2,785	—	7,614	—
Gains (losses) on securities transactions, net	7,104	51	97	7,306	222
Bank owned life insurance income	2,062	2,075	1,732	6,191	5,126
Loan-related interest rate swap fees, net	5,480	3,716	562	10,656	2,178
Gain on Shore Premier sale	—	—	(933)	—	19,966
Other operating income	12,708	1,440	1,028	15,045	4,887
Total noninterest income	48,106	30,578	19,887	103,621	80,752
Noninterest expenses:
Salaries and benefits	49,718	50,390	39,279	148,116	120,797
Occupancy expenses	7,493	7,534	6,551	22,427	18,778
Furniture and equipment expenses	3,719	3,542	2,983	10,656	9,024
Printing, postage, and supplies	1,268	1,252	1,183	3,763	3,525
Communications expense	1,037	1,157	872	3,199	2,976
Technology and data processing	5,787	5,739	4,841	17,203	13,722
Professional services	2,681	2,630	2,875	8,269	8,101
Marketing and advertising expense	2,600	2,908	3,109	7,891	7,834
FDIC assessment premiums and other insurance	381	2,601	1,363	5,620	5,430
Other taxes	3,971	4,044	2,878	11,779	8,660
Loan-related expenses	2,566	2,396	1,939	7,250	5,097
OREO and credit-related expenses	1,005	1,473	452	3,162	3,106
Amortization of intangible assets	4,764	4,937	3,490	13,919	9,885
Training and other personnel costs	1,618	1,477	1,024	4,240	3,155
Merger-related costs	2,435	6,371	1,429	26,928	37,414
Rebranding expense	1,133	4,012	—	5,553	—
Loss on debt extinguishment	16,397	—	—	16,397	—
Other expenses	3,114	3,145	2,081	7,650	5,730
Total noninterest expenses	111,687	105,608	76,349	324,022	263,234
Income from continuing operations before income taxes	63,920	58,264	46,161	164,150	126,109
Income tax expense	10,724	9,356	7,399	26,330	20,973
Income from continuing operations	$53,196	$48,908	$38,762	$137,820	$105,136
Discontinued operations:
Income (loss) from operations of discontinued mortgage segment	$56	$(114)	$(761)	$(173)	$(3,768)
Income tax expense (benefit)	14	(29)	(196)	(45)	(795)
Income (loss) on discontinued operations	42	(85)	(565)	(128)	(2,973)
Net income	53,238	48,823	38,197	137,692	102,163
Basic earnings per common share	$0.65	$0.59	$0.58	$1.72	$1.55
Diluted earnings per common share	$0.65	$0.59	$0.58	$1.72	$1.55

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the Quarter Ended
	September 30, 2019			June 30, 2019
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
	(unaudited)			(unaudited)
Assets:
Securities:
Taxable	$1,670,270	$12,625	3.00%	$1,705,977	$13,333	3.13%
Tax-exempt	990,000	10,181	4.08%	1,032,551	10,646	4.14%
Total securities	2,660,270	22,806	3.40%	2,738,528	23,979	3.51%
Loans, net (3) (4)	12,240,254	156,471	5.07%	12,084,961	158,935	5.28%
Other earning assets	291,268	1,872	2.55%	179,237	1,131	2.53%
Total earning assets	15,191,792	$181,149	4.73%	15,002,726	$184,045	4.92%
Allowance for loan losses	(46,229)			(41,174)
Total non-earning assets	2,057,765			2,035,979
Total assets	$17,203,328			$16,997,531

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$6,290,112	$16,389	1.03%	$6,215,912	$16,139	1.04%
Regular savings	743,938	266	0.14%	776,683	416	0.21%
Time deposits (5)	2,769,574	14,194	2.03%	2,562,498	12,254	1.92%
Total interest-bearing deposits	9,803,624	30,849	1.25%	9,555,093	28,809	1.21%
Other borrowings (6)	1,623,681	10,895	2.66%	1,847,325	13,722	2.98%
Total interest-bearing liabilities	11,427,305	41,744	1.45%	11,402,418	$42,531	1.50%

Noninterest-bearing liabilities:
Demand deposits	3,008,587			2,898,609
Other liabilities	239,001			206,455
Total liabilities	14,674,893			14,507,482
Stockholders' equity	2,528,435			2,490,049
Total liabilities and stockholders' equity	$17,203,328			$16,997,531
Net interest income		$139,405			$141,514

Interest rate spread			3.28%			3.42%
Cost of funds			1.09%			1.14%
Net interest margin			3.64%			3.78%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)

Interest income on loans includes $5.0 million and $7.7 million for the three months ended September 30, 2019 and June  30, 2019, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5)

Interest expense on time deposits includes $179,000 and $213,000 for the three months ended September 30, 2019 and June 30, 2019, respectively, in accretion of the fair market value adjustments related to acquisitions.

(6)

Interest expense on borrowings includes $97,000 and $70,000 for the three months ended September 30, 2019 and June 30, 2019, in amortization of the fair market value adjustments related to acquisitions.